UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 19, 2006 (May 18, 2006)
Date of Report (Date of earliest event reported)
TYLER TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10485	75-2303920

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
5949 Sherry Lane, Suite 1400
Dallas, Texas 75225

(Address of principal executive offices)
(972) 713-3700

(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On May 18, 2006, following a periodic review of director compensation, the Board of Directors of Tyler Technologies, Inc. (the “Company”) approved the following compensation for 2006 for non-employee members of the Board of Directors:
1.	Annual retainers, paid on a quarterly basis, of $15,000 for service as a director.

2.	An additional annual retainer, paid on a quarterly basis, to the Chairman of the Audit Committee of $10,000.

3.	Board meeting attendance fees of $2,500 for each meeting attended in person and $1,250 for each meeting attended by telephone or video conference. Audit Committee meeting attendance fees of $2,500 for each meeting attended in person and $1,250 for each meeting attended by telephone or video conference. Compensation or Nominating and Corporate Governance Committee meeting fees of $1,000 for each meeting attended in person and $500 for each committee meeting attended by telephone or video conference.

4.	Each non-employee director was granted options to purchase 5,000 shares of the Company’s common stock at an exercise price equal to the closing sale price on May 18, 2006, which options will vest in equal installments on the first, second and third anniversary of the date of grant.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYLER TECHNOLOGIES, INC.
Date: May 18, 2006	By:	/s/ Brian K. Miller
Brian K. Miller
Senior Vice President and Chief Financial Officer (principal financial officer)